Exhibit 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Registration Nos. 33-31978, 33-71390, 33-86672, 333-17979, 333-38891 and 333-59177) and Form S-3 (Registration No. 333-38893) of
our report dated March 10, 2000 relating to the financial statements and financial statement schedule, which appears in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data" in this Form 10-K.



/s/ PricewaterhouseCoopers LLP
------------------------------


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
April 27, 2000